EXHIBIT 23.3
CONSENT OF COUNSEL
We hereby consent to the reference to us and to the inclusion of the summary of our opinion under the caption “Federal Income Tax Consequences” in the Prospectus related to this Registration Statement on Form S-8.

/s/ Chadbourne & Parke LLP
CHADBOURNE & PARKE LLP
1301 Avenue of the Americas
New York, NY 10019
August 25, 2015